UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2005

Western Water Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18756	33-0085833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Washington Avenue, Point Richmond, California		94801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-234-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On a Current Report on Form 8-K filed by Western Water Company (WWTRRE) ("the Company") on September 9, 2005, the Company disclosed that it had executed an Asset Purchase Agreement (the "Agreement") with Colorado Water Resources, LLC (the "Buyer") pursuant to which the Company had agreed to sell substantially all of its assets to the Buyer for $13.2 million, subject to overbid procedures. However, on September 23, 2005, the Buyer notified the Company that the Buyer is terminating the Agreement in accordance with its terms.

On September 7, 2005, the Company filed a motion (the "Motion") with the Bankruptcy Court seeking the Bankruptcy Court’s approval of the Agreement. In light of the termination of the Agreement, the Company asked for and received a continuation of the Bankruptcy Court’s consideration of the Motion to October 3, 2005, to enable the Company to evaluate other options for monetizing its remaining assets. Because of the Company’s on-going bankruptcy proceedings, the Company has been unable to complete an audit of its consolidated financial statements for the fiscal year ended March 31, 2005. As a result, the Company is not in compliance with its reporting obligations under the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Water Company

September 27, 2005	By:	Michael Patrick George

Name: Michael Patrick George
Title: Chairman, President, Chief Executive Officer, and Chief Financial Officer